SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest reported): February 28, 2004

                           Nantucket Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                    0-26715                        58-0962699
           (Commission File Number)      (IRS Employer Identification No.)


                 45 Ludlow Street, Suite 602, Yonkers, NY 10705
               (Address of Principal Executive Offices)(Zip Code)

                                 (914) 375-7591
              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On February 28, 2004 (the "Effective Date"), pursuant to a Stock Purchase Agreement ("Agreement") between Nantucket Industries, Inc. ("Nantucket" or the "Company"), a Delaware corporation and all of the shareholders of Comprehensive Network Solutions, Inc. ("Comprehensive"), Nantucket acquired one hundred percent (100%) of the issued and outstanding shares of common stock of Comprehensive from the Comprehensive Shareholders in consideration for the issuance of a total of 250,000 restricted shares of Nantucket common stock to the Comprehensive Shareholders. Pursuant to the Agreement, Comprehensive became a wholly owned subsidiary of the Company. Additional consideration of $60,000 was also paid to Comprehensive to be used as working capital.

The acquisition was approved by the unanimous consent of the Board of Directors of the Company on February 28, 2004.

The acquisition will allow the Company to utilize the resources of both companies to enter the health benefit market with Consumer Choice products for individuals, employers, associations, unions and political subdivisions. Comprehensive's business plan focuses on marketing health care benefits that enable the prospective clients to choose appropriate providers and financial arrangements that best meet their individual needs. The business plan also includes the complete development and market implementation of a high quality musculoskeletal disease management program for target markets with directed care of workers' compensation cases.

Comprehensive was organized in June, 2002 with headquarters in Austin, Texas. The company has been focused on specialty health benefits products, including three levels of provider networks and one limited indemnity medical insurance plan. These products have been trademarked as ChiroCare Select, ChiroCare Advantage, ChiroCare Optima and CNS 500 Plan. The company is currently working on expanding its product with additional benefits and alternative benefit funding options. These new expanded products will be offered through a captive retail sales operation to individuals and small employers; and customized private label versions of the products through its broker and consultant relationships to associations, unions political subdivisions and large employers. The offerings are alternative cost and quality benefit solutions to prospects and clients who are uninsured or underinsured through existing traditional defined benefit health plans.

Comprehensive's goals include a plan to develop disease management treatment guidelines that would address back, neck and upper extremity musculoskeletal conditions specifically for workers' compensation. During the past year, these guidelines have been codified and copyrighted. Through an affiliation with Health Partners, the strategy is to develop exclusive provider organizations
(EPO) in markets where state regulation enables workers' compensation plans to direct injured workers to specific health care providers. Comprehensive's EPOs will be marketed to workers' compensation and employee benefit plans on the basis access fees, case management fees and shared savings of future medical costs versus historic medical costs and patient outcomes

The company will continue to refine and improve its Predictive Model of evidence based treatment guidelines and disease management for musculoskeletal injuries and illnesses. The quality and cost effective management of these conditions will continue to be a primary focus for the company's medical and network development staff in preparation for additional market introductions.

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Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report.

(b) Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c) Exhibits

Number   Exhibit
------   -------

2.1      Stock Purchase Agreement February 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NANTUCKET INDUSTRIES, INC.


                           By:/s/ John H. Treglia
                           -----------------------------
                                  John H. Treglia
                                  President

March 15, 2004